SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

GOLDEN QUEEN MINING CO. LTD.
(Name of Registrant as Specified In Its Charter)

Golden Queen Mining Co. Ltd.
Green Flag Building, Suite 211-A
104 South Freya
Spokane, Washington  99202
Telephone: (509) 535-4022
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

GOLDEN QUEEN MINING CO. LTD.
Notice of Annual General Meeting
to be held on June 4, 1997

To Holders of Common Shares:

The Annual General Meeting (the "Meeting") of Golden Queen Mining Co. Ltd. (the "Company") will be held at the offices of Lawson Lundell Lawson & McIntosh, 1600 - 925 West Georgia Street, Vancouver, British Columbia, on Wednesday, June 4, 1997 at 10:30 a.m., Vancouver time, for the following purposes:

1. To receive the report of the directors, the audited consolidated financial statements of the Company for the year ended December 31, 1996 and the report of the auditors thereon;

2.  To elect directors for the ensuing year;

3. To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration to be paid to the auditors; and

4. To transact any other business that may properly come before the Meeting or any adjournment thereof.

The board of directors has fixed the close of business on April 29, 1997 as the record date for determining holders of common shares who are entitled to vote at the Meeting.

The report of the directors, the audited consolidated financial statements of the Company for the year ended December 31, 1996 and the report of the auditors thereon are contained in the Annual Report dated December 31, 1996 accompanying this Notice of Annual General Meeting.

Holders of common shares who are unable to be present at the Meeting are requested to date, execute and return the accompanying form of proxy to Montreal Trust Company of Canada, 510 Burrard Street, Vancouver, British Columbia, Canada V6C 3B9 (a self-addressed envelope is enclosed) or to the Company's registered and records office at 1600 - 925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2, in either case prior to 10:30 a.m., Vancouver time, on Monday, June 2, 1997.

DATED at Spokane, Washington, this 15th day of April, 1997.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard F. Goodson
Vice-President - Administration and Controller

GOLDEN QUEEN MINING CO. LTD.

PROXY STATEMENT AND INFORMATION CIRCULAR
Dated as of April 15, 1997

In this Proxy Statement and Information Circular, all references to "$" are references to United States dollars and all references to "C$" are references to Canadian dollars.

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Proxy Statement and Information Circular is furnished in connection with the solicitation of proxies by the management of Golden Queen Mining Co. Ltd. (the "Company") for use at the Annual General Meeting (the "Meeting") of the Company to be held on Wednesday, June 4, 1997 at the time and place and for the purposes set out in the accompanying Notice of Annual General Meeting. This Proxy Statement and Information Circular and the accompanying Notice of Annual General Meeting and form of proxy are expected to be mailed to members of the Company on or about May 7, 1997.

The cost of solicitation will be borne by the Company. The solicitation will be made primarily by mail. Proxies may also be solicited personally or by telephone by certain of the Company's directors, officers and regular employees, who will not receive additional compensation therefor. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Proxy Statement and Information Circular, is estimated to be $10,000.

Voting by Proxies

The form of proxy accompanying this Proxy Statement and Information Circular confers discretionary authority upon the proxy nominee with respect to any amendments or variations to matters identified in the Notice of Annual General Meeting and any other matters which may properly come before the Meeting. As at the date of this Proxy Statement and Information Circular, management is not aware of any such amendments or variations, or any other matters to be presented for action at the Meeting.

If the instructions in a proxy given to management are certain, the shares represented by proxy will be voted or withheld from voting in accordance with the instructions of the member as specified in the proxy with respect to the matter to be acted on. If a choice is not so specified with respect to any such matter, the shares represented by a proxy given to management are intended to be voted in favour of the matters referred to in the form of proxy accompanying this Proxy Statement and Information Circular. A member has the right to appoint a person (who need not be a member) to attend and act for him and on his behalf at the Meeting other than the persons designated in the form of proxy and may exercise such right by inserting the name in full of the desired person in the blank space provided in the form of proxy and striking out the names now designated.

Revocability of Proxies

A member executing the enclosed form of proxy has the power to revoke it by instrument in writing executed by the member or his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation. The instrument of revocation must be delivered to the registered and records office of the Company, at the address specified in the Notice of Annual General Meeting, at any time up to and including the last business day preceding the date of the Meeting or any adjournment thereof, or to the chairman of the Meeting on the day of the Meeting or any adjournment thereof.

Voting Securities and Certain Owners and Management

As at April 15, 1997, there were 22,208,400 outstanding common shares of the Company ("Common Shares"), each of which carries the right to one vote at meetings of the members of the Company. Holders of the outstanding Common Shares whose names are entered on the register of members of the Company at the close of business on April 29, 1997, the record date, will be entitled to attend in person or appoint a proxy nominee to attend the Meeting and such persons will be entitled to vote on a show of hands and, on a poll, will be entitled to one vote for each of the Common Shares held on that date.

Pursuant to the British Columbia Company Act (the "Company Act") and the Company's Articles, the affirmative vote of a majority of the votes cast by the holders of Common Shares represented in person or by proxy at the Meeting is required for the election of directors and the approval of all other matters presented for action at the Meeting.

The following table sets out, as at April 15, 1997, the names of, and number of Common Shares beneficially owned by, or over which control or direction is exercised by, persons known to the Company to own, or exercise control or direction over, more than five percent of the outstanding Common Shares; the names of, and number of shares beneficially owned by, or over which control or direction is exercised by, each director and officer of the Company; and the number of shares beneficially owned by, or over which control or direction is exercised by, all directors and officers as a group. At such date, an aggregate of 27,874,500 Common Shares were outstanding or deemed to be outstanding pursuant to presently exercisable options, warrants and conversion rights.

                            Amount and Nature of
                            Ownership (all direct
                         beneficial ownership unless
Nature of Owner               otherwise noted)              Percent of Class
----------------         ----------------------------       ----------------

Steven W. Banning (1), (2)      1,000,000                         3.59%
Bernard F. Goodson (3)            100,000                         0.36%
Richard W. Graeme (4)             200,000                         0.72%
Gordon C. Gutrath (1), (5)        195,000                         0.70%
Jerrold W. Schramm (1), (6)        90,000                         0.32%
Chester Shynkaryk (1), (7)        389,508                         1.40%
Edward G. Thompson (1), (8)       183,200                         0.66%
Christopher M. T.
  Thompson (1),(9)                462,866                         1.66%
---------------------------------------------------------------------------
All directors and executive
  officers as a group
  (eight persons) (10)          2,620,574                         9.40%
---------------------------------------------------------------------------
Ventures Trident II, L.P.(11)   4,758,061                        17.07%
Goodman & Company Ltd.(12)      3,831,000                        13.74%
Landon T. Clay (13)             1,511,033                         5.42%

(1)  Currently a director of the Company.
(2)  Includes presently exercisable options to purchase 603,333 Common Shares.
(3)  Includes presently exercisable options to purchase 33,333 Common Shares.
(4)  Includes presently exercisable options to purchase 133,333 Common Shares.
(5)  Includes presently exercisable options to purchase 90,000 Common Shares.
(6)  Includes presently exercisable options to purchase 90,000 Common Shares.
(7)  Includes presently exercisable options to purchase 175,000 Common Shares.
(8)  Includes presently exercisable options to purchase 130,000 Common Shares.
(9)  Includes presently exercisable options to purchase 130,000 Common Shares.
(10) Includes presently exercisable options to purchase 1,666,666 Common
     Shares.
(11) VenturesTrident II, L.P. is an investment limited partnership, the general partner of which is Fulcrum Management Partners II, L.P. Fulcrum Management Partners II, L.P. makes voting decisions with respect to such Common Shares.
(12) Includes presently exercisable special warrants to purchase 1,025,000 Common Shares.
(13) Consists of Common Shares held in five trusts to which Mr. Clay is related. Mr. Clay is also one of two general partners of Fulcrum Management Partners II, L.P., the general partner of VenturesTrident II, L.P. The Common Shares held beneficially and of record by Ventures Trident II, L.P. have not been attributed to Mr. Clay in the foregoing table. Includes an aggregate of 686,100 Common Shares issuable on the conversion of presently convertible debentures.

ELECTION OF DIRECTORS

Each of the persons whose name appears in the table below is proposed by the management of the Company to be nominated for election as a director of the Company to serve until the next Annual General Meeting of the members or until he sooner ceases to hold office. Pursuant to the Company Act, a majority of the directors of the Company must be ordinarily resident in Canada and at least one director must be ordinarily resident in British Columbia.

The following information concerning the respective nominees has been furnished by them.

                                                                                                 Director
Name, Position and Residence       Age       Business Experience                                  Since
----------------------------       ---       -------------------                               -------------

Steven W. Banning (1)              45        Mr. Banning has been the President and            December 1995
President, Chief Executive                   Chief Executive Officer of the Company
 Officer and Director                        since 1995.  From 1984 through 1995, he
Veradale, Washington                         was employed by Pegasus Gold Inc., last
                                             serving as its Vice President, Operations.
                                             Mr. Banning graduated from Montana College
                                             of Mineral Science & Technology in 1974
                                             with a degree in mineral dressing engineering.

Gordon  C. Gutrath (1)             59        Since November of 1995, Mr. Gutrath has also      August 1987
Director                                     served as the Chairman of Queenstake Resources
Vancouver, British Columbia                  Ltd., which he founded in 1977.  Previously,
                                             he served as its President from 1977 until
                                             November 1995.  Mr. Gutrath is a professional
                                             geologist and a registered professional engineer
                                             in British Columbia.  He graduated from the
                                             University of British Columbia in 1960
                                             with a degree in geology.

Jerrold W. Schramm (2)             36        Mr. Schramm is partner in the law firm of         February 1996
Director                                     Lawson Lundell Lawson & McIntosh, a position he
North Vancouver, British Columbia            has held since February 1994.  He was an associate
                                             with the firm from August 1987 to January 1994.
                                             He obtained an undergraduate degree in commerce
                                             from the University of British Columbia in 1983
                                             and a law degree from the University of Toronto
                                             in 1986.

Chester Shynkaryk (2)              52        Mr. Shynkaryk served as the President of the      November 1985
Director                                     Company from 1985 to 1995.  Since 1996, he has
Richmond, British Columbia                   also served as the President of Visionary
                                             Mining Corporation, a mineral exploration
                                             company.

Christopher M. T. Thompson (1)     49        Since 1992, Mr. Thompson has also served as       January 1997
Director                                     the President of Castle Group, Inc. (a gold
Littleton, Colorado                          mining investment management company) and,
                                             from January 1984 to October 1992, he was
                                             employed by Fulcrum Management, Inc., last
                                             serving as its Chief Financial Officer.
                                             Mr. Thompson received a degree in law and
                                             economics from Rhodes University in South
                                             Africa in 1969 and a Master of Science
                                             degree from Bradford University in the
                                             United Kingdom in 1971.

Edward G. Thompson (2)             60        Mr. Thompson was elected Chairman of the board    November 1994
Director                                     of directors of the Company on January 29,
Toronto, Ontario                             29, 1997.  Since 1990, he has also served as
                                             the President of E. G. Thompson Mining
                                             Consultants Inc., which he owns.
                                             Mr. Thompson graduated from the University of
                                             Toronto in 1959 with a degree in mining geology
                                             and in 1960 earned a degree in economic geology.
(1)  Member of Audit Committee.

(2)  Member of Compensation Committee.


An advance notice of meeting inviting nominations for election as directors, as required by section 135 of the Company Act, was published in The Vancouver Sun newspaper on April 2, 1997. Copies of such advance notice of meeting have been delivered to the British Columbia Securities Commission and the Vancouver Stock Exchange pursuant to the regulations under the Company Act.

APPOINTMENT OF AUDITORS

BDO Dunwoody were appointed the auditors of the Company on November 13, 1996 and presently serve in such capacity. At the Meeting, management of the Company will propose the reappointment of BDO Dunwoody as auditors of the Company to hold office until the next annual general meeting of the Company and will also propose that the directors be authorized to fix the remuneration to be paid to the auditors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets out the annual compensation, long term compensation and all other compensation paid, during the Company's financial years ended December 31, 1996, May 31, 1996 and May 31, 1995, to: Paul A. Bailly, who was the Chairman of the board of directors of the Company during the financial year ended December 31, 1996; Steven W. Banning, the President and Chief Executive Officer of the Company; Richard W. Graeme, the Vice-President - Operations of the Company; and Bernard F. Goodson, the Vice-President - Administration and Controller of the Company (collectively, the "Named Executive Officers").



                                                    Annual Compensation         Long-Term Compensation
                                             --------------------------------   ----------------------
                                                                                      Securities
                                                                    Other            Under Options
Name and Principal       Financial                                  Annual           Granted (2)
Position                 Year Ended (1)      Salary    Bonus     Compensation             (#)
------------------------------------------------------------------------------------------------------

Paul A. Bailly           Dec. 31, 1996          -        -            -                 120,000
Former Chairman          May 31, 1996           -        -            -                 120,000
                         May 31, 1995           -        -            -                  50,000


Steven W. Banning        Dec. 31, 1996       $118,333    -       $2,100 (4)           1,000,000 (5)
President and            May 31, 1996 (3)     100,000    -        1,800 (4)             810,000 (5)
Chief Executive Officer  May 31, 1995           -        -            -                    -

Richard W. Graeme        Dec. 31, 1996       $ 64,169    -            -                 200,000
Vice-President -         May 31, 1996 (6)      36,667    -            -                 200,000
  Operations             May 31, 1995           -        -            -                    -

Bernard F. Goodson       Dec. 31, 1996       $ 46,669    -       $2,100 (4)             100,000
Vice-President -         May 31, 1996 (7)       6,667    -          300 (4)             100,000
  Administration and     May 31, 1995           -        -            -                    -
  Controller


(1) As a result of the change in its financial year end from May 31 to December 31, the Company's financial year ended December 31, 1996 was seven months long. The Company's financial year ended May 31, 1996, and each of its prior financial years, was 12 months long.
(2)  Represents options to purchase Common Shares.
(3) Mr. Banning's employment with the Company commenced on December 1, 1995; accordingly, he was employed by the Company for six months during the financial year ended May 31, 1996.
(4)  Automobile allowance.
(5) Pursuant to Mr. Banning's employment agreement, the Company has agreed to make certain payments to Mr. Banning in connection with the exercise by him of certain of such options. See "Termination of Employment, Change in Responsibilities and Employment Contracts".
(6) Mr. Graeme was not employed by the Company until February 1, 1996 and, accordingly, was employed by the Company for four months during the financial year ended May 31, 1996.
(7) Mr. Goodson was not employed by the Company until May 1, 1996 and, accordingly, was employed by the Company for one month during the financial year ended May 31, 1996.


Table of Aggregated Options Exercised During the Financial Year Ended December 31, 1996 and Financial Year-end Option Values

The following table sets out certain information with respect to options to purchase Common Shares exercised by the Company's Named Executive Officers during the financial year ended December 31, 1996 and options held by them at the end of such year.


                                                                        Value of
                                                                       Unexercised
                                                  Unexercised          in-the-Money
                                                  Options at             Options
                                                  December 31,         at December
                    Securities     Aggregate         1996                31, 1996
                    Acquired on      Value            (#)                  (C$)
                     Exercise      Realized       Exercisable/          Exercisable/
Name                   (#)           (C$)         Unexercisable       Unexercisable (1)
---------------------------------------------------------------------------------------

Paul A. Bailly         -              -              120,000/0            336,000/0
Steven W. Banning      -              -           560,000/440,000     1,568,000/1,232,000
Richard W. Graeme      -              -            66,666/133,334       186,665/373,335
Bernard F. Goodson     -              -            33,333/66,667         93,333/186,667


(1) The closing price of the Common Shares on The Toronto Stock Exchange on December 31, 1996 was C$2.80.

Table of Options Granted During the Financial Year Ended December 31, 1996

The following table sets out certain information with respect to the options to purchase Common Shares granted to the Company's Named Executive Officers during the financial year ended December 31, 1996.

                                       % of                            Market Value of
                    Securities     Total Options                      Shares Underlying
                      Under         Granted to                           Options on
                     Options       Employees in        Exercise or        the Date
                     Granted       the Financial       Base Price         of Grant
Name                   (#)             Year            (C$/Share)        (C$/Share)       Expiration Date
----------------------------------------------------------------------------------------------------------

Paul A. Bailly          -                -                  -                 -                -
Steven W. Banning    190,000           58.5%               2.43              2.43         October 4, 2001
Richard W. Graeme       -                -                  -                 -                -
Bernard F. Goodson      -                -                  -                 -                -


Termination of Employment, Change in Responsibilities and Employment Contracts

During its financial year ended May 31, 1996, the Company, through its subsidiary, entered into employment agreements with Mr. Banning, Mr. Graeme and Mr. Goodson. Each of such agreements provides for the payment of salary and bonuses, the granting of certain options to purchase Common Shares and the provision of certain benefits, including those offered to employees generally.

In addition, such agreements also contain certain provisions relating to the compensation of the employee in the event of termination of employment (other than for cause). If the Company terminates an employee's employment for any reason other than for cause, the Company is required to pay the employee an amount equal to 24 months' salary in the case of Mr. Banning and Mr. Graeme and 12 months' salary in the case of Mr. Goodson. The employee may terminate his employment upon six months' prior written notice to the Company. The agreements also provide that if there is a "change in control" (as defined in the agreements) of the Company and the employee's employment is subsequently terminated (unless such termination is for cause or by the employee for other than "good reason" (as defined in the agreements)), the employee is entitled to receive a lump sum severance payment equal to two times the employee's then current annual base salary in the case of Mr. Banning and Mr. Graeme and one times the employee's then current annual base salary in the case of Mr. Goodson. In addition, all benefits then provided to the employee will be continued for a period of 24 months after termination in the case of Mr. Banning and Mr. Graeme and 12 months after termination in the case of Mr. Goodson. Any existing stock options then held by the employee will vest immediately and may be exercised by the employee at any time within three months following the date of his termination.

Pursuant to Mr. Banning's employment agreement, the Company has granted to Mr. Banning options to purchase an aggregate of 1,000,000 Common Shares. Because the Company was unable to grant all of such options on the date that it agreed to do so, the Company has agreed to pay to Mr. Banning, on the exercise by him in the future of options to purchase each of 130,000 Common Shares (which were granted on February 21, 1996), the difference between C$1.51 per share (the exercise price of such options on the date of grant) and C$1.35 per share (the market price of the Common Shares on the date the Company agreed to grant such options to Mr. Banning) and, on the exercise by him in the future of options to purchase each of 190,000 Common Shares (which were granted on October 4, 1996), the difference between C$2.43 (the exercise price of such options on the date of grant) and C$1.35 per share.

Composition of the Compensation Committee

The members of the Compensation Committee during the year ended December 31, 1996 were Paul A. Bailly, Chester Shynkaryk and Jerrold W. Schramm. Mr. Bailly was the Chairman of the Compensation Committee and resigned as a director of the Company effective January 2, 1997. He has been replaced as a member, and the Chairman, of the Compensation Committee by Edward G. Thompson. Mr. Shynkaryk was President of the Company until December 1, 1995 and has served as the Secretary of the Company since such time. Mr. Schramm is a partner of the law firm of Lawson Lundell Lawson & McIntosh, the Company's counsel.

Report on Executive Compensation

The Compensation Committee of the board of directors is responsible for reviewing and approving the remuneration of the senior management of the Company, including the President and Chief Executive Officer, and other executive officers. The guiding philosophy of the Compensation Committee in the determination of executive compensation is ensuring that the Company is able to attract the best possible candidates for management positions, given the high level of competition for competent management in the mining industry, and to align the interests of management with those of the Company's members.

The Company's executive compensation policies are designed to recognize and reward individual contribution, performance and level of responsibility and ensure that the compensation levels remain competitive with other precious metals development and mining companies. The key components of total compensation are base salary and incentives.

The Compensation Committee uses industry compensation data as a basis for determining appropriate base salary ranges for the executive officers. Within these ranges, the base salaries of the executive officers are established to reflect the individual executive's proven and expected contribution and responsibility.

Stock options are granted to executive officers to align the financial interests of management with the interests of members of the Company and to encourage executive officers to focus on strategies and results that enhance shareholder value in the longer term. The number of options to purchase Common Shares granted to each individual will depend largely on his level of responsibility and contribution to the Company's performance.

The Compensation Committee considers, on an ongoing basis, the appropriateness and effectiveness of the Company's executive compensation policies, given prevailing circumstances. With its decision to pursue the development of its Soledad Mountain Project, the successful completion of a C$13.75 million equity financing during the calendar year ended December 31, 1996 and the success of the Company's ongoing efforts to delineate Project reserves, the Compensation Committee considers that the Company has reached a significant stage in its development. It is expected that the Company's executive compensation policies will be adjusted to include components intended to reward management for operational and financial performance. In particular, it is contemplated that, in the future, the Company may pay cash bonuses, to the extent it has sufficient resources available for this purpose, to individuals for exceptional performance in meeting specific objective goals. Submitted by the Compensation Committee.

Edward G. Thompson (Chairman)
Jerrold W. Schramm
Chester Shynkaryk


PERFORMANCE GRAPH

The following line graph and table illustrate the annual percentage change in the cumulative total return on the Common Shares, assuming an initial investment of $100, as compared to The Toronto Stock Exchange ("TSE") Gold and Precious Metals Index, for the period from May 29, 1992 to December 31, 1996:

                    May 29,   May 31,   May 31,   May 31,   May 31,   December
                     1992      1993      1994      1995      1996     31, 1996
                    ----------------------------------------------------------
Company             100.0     100.0     300.2     630.5     1,526.1   1,401.0
TSE Gold and
 Precious Metals
 Index              100.0     180.6     216.2     219.2       278.6     238.6

COMPENSATION OF DIRECTORS

The Company does not pay directors' fees. While the Company has no written policy or standard arrangements in this regard, it is currently the policy of the Company to grant options to purchase Common Shares to its directors under the Company's 1996 Stock Option Plan (the "Plan"). Generally, each director is granted options to purchase an aggregate of 90,000 Common Shares and such additional number of Common Shares as may be appropriate in particular circumstances given other responsibilities assumed by the director in the Company's affairs and contributions made by such director to the Company.

The Plan provides for the issuance of options to purchase Common Shares to the directors, officers and employees of the Company and its subsidiaries. The Plan is administered by the Compensation Committee of the board of directors of the Company. The Plan provides that a maximum of 3,300,000 Common Shares will be reserved, set aside and made available for issuance pursuant to options granted from time to time under the Plan, provided that, under the terms of the Plan, no person is entitled to be granted options to purchase Common Shares constituting more than 5% of the number of outstanding Common Shares.

The Plan provides that the exercise price of each option granted shall not be less than the market price of the Common Shares on the TSE when the option is granted. The Plan provides that all options granted under such plan will expire not later than five years after the date of grant and, unless otherwise specifically determined at the time of the grant of any option, all options granted under the Plan expire 39 months after the date on which they are granted.

Options granted to employees of the Company and its subsidiaries under the Plan will vest, as to one-third of the number of Common Shares issuable upon the exercise of the options granted, on the date of grant and, as to an additional one-third of such number of Common Shares, on each of the next two anniversaries of such date. Options granted under the Plan to other persons vest immediately on the date of grant.

Options granted under the Plan are not transferable, other than by will or other testamentary instrument or the laws of succession. The Plan provides that where an optionee is dismissed, removed or otherwise ceases to be a director, officer or employee of the Company or its subsidiaries (other than for cause or as a result of his or her retirement or death), all unexercised options held by such person terminate on the earlier of 60 days after the optionee ceases to be a director, officer or employee of the Company or its subsidiaries or the normal expiry date of such unexercised options. Under the Plan, an optionee who retires at or after the age of 60 or after 20 years of employment by the Company or any of its subsidiaries may exercise vested options held by him or her at the date of retirement in accordance with the terms of such options as though the optionee had not retired. Options held by an optionee under the Plan at the time of his or her death will terminate on the earlier of one year after the date of death of the optionee or the normal expiry date of such options. In the event that an optionee is dismissed as a director, officer or employee of the Company or one of its subsidiaries for cause, all unexercised options held by such person immediately terminate.

The following table sets out certain information with respect to options to purchase Common Shares granted to the directors of the Company, other than the Company's Named Executive Officers, since the commencement of the Company's financial year ended December 31, 1996.

                                   % of Total                      Market
                                    Options                       Value of
                                    Granted                      Securities
                                     to All                      Underlying
                                   Employees       Exercise      Options on
                    Securities      in the         or Base       the Date of
                    Under Options  Financial        Price          Grant        Date of        Expiration
Name of Director    Granted (#)      Year         (C$/Share)     (C$/Share)      Grant            Date
----------------------------------------------------------------------------------------------------------

Jerrold W.          90,000          45.0%            2.70           2.70        January 29,    January 29,
  Schramm                                                                          1997           2002
Edward G.           40,000          20.0%            2.70           2.70        January 29,    January 29,
  Thompson                                                                         1997           2002


There are no other arrangements under which directors of the Company were compensated by the Company during the year ended December 31, 1996 for their services in their capacity as directors and, without limiting the generality of the foregoing, no additional amounts are payable under any standard arrangements for committee participation or special assignments, except that the Articles of the Company provide that the directors are entitled to be paid reasonable travelling, hotel and other expenses incurred by them in the performance of their duties as directors. The Company's Articles also provide that if a director is called upon to perform any professional or other services for the Company that, in the opinion of the directors, is outside of the ordinary duties of a director, such director may be paid a remuneration to be fixed by the directors and such remuneration may be either in addition to or in substitution for any other remuneration that such director may be entitled to receive.

The aggregate direct remuneration paid or payable by the Company and its subsidiary (the financial statements of which are consolidated with those of the Company) to the directors and senior officers of the Company during the financial year ended December 31, 1996 was $233,367.

Since January 1, 1996, options to purchase an aggregate of 980,000 Common Shares were granted to the directors and senior officers of the Company as a group. The exercise price of such options ranged from C$1.51 per share to C$3.20 per share. During the same period, an aggregate of 120,000 options to purchase Common Shares held by directors and senior officers of the Company was exercised at an exercise price of C$1.51 per share. During the period from January 1, 1996 to April 15, 1997, the closing price of the Common Shares on the TSE ranged from a low of C$1.29 per share to a high of C$3.95 per share.

DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
AND CORPORATE REIMBURSEMENT INSURANCE

The Company has purchased insurance for the benefit of the directors and officers of the Company and its subsidiary against any liability incurred by them in their capacity as directors and officers, subject to certain limitations. The premium, which currently amounts to $51,000 annually, is paid by the Company. The policy provides coverage, to a maximum total liability in any policy year of $2,000,000, in respect of insured losses incurred by the Company, its subsidiary and each director and officer of the Company and its subsidiary. Certain claims are subject to a deductible of $75,000 applicable with respect to all losses resulting from the same event or related events. The Articles of the Company provide that the Company will indemnify each director of the Company, and the Secretary of the Company, from and against, among other things, all costs, charges and expenses incurred by them in an action to which they are made a party by reason of being or having been a director, or the Secretary of the Company, as the case may be.

The Articles also provide that the Company may indemnify, among others, directors of the Company's subsidiary and other officers of the Company and its subsidiary. Any such indemnification pursuant to the Company's Articles is subject to the limitations set out in the Company Act.

REPORT ON CORPORATE GOVERNANCE

During 1995, the TSE adopted a requirement that listed corporations report annually to their shareholders on their corporate governance practices and policies in relation to the guidelines (the "Guidelines") set out in the "Report of The Toronto Stock Exchange Committee on Corporate Governance" published in December 1994 and now incorporated in the TSE's listing requirements. The following is an explanation of the Company's system of corporate governance in relation to the Guidelines.

Mandate and Responsibility of the Board

The board of directors of the Company (the "Board") is responsible for supervising management in carrying on the business and affairs of the Company. Directors are required to exercise their powers with reasonable prudence in the best interests of the Company. The Board has expressly confirmed its commitment to the principles set out in the Guidelines and has accepted and confirmed its responsibility for overseeing management's performance in the following particular areas as set out in the Guidelines:

(1)  the strategic planning process of the Company;
(2) identification and management of the principal risks associated with the business of the Company;
(3)  planning for succession of management;
(4) the Company's policies regarding communications with its shareholders and others;
(5) the establishment by the Company of, and compliance with, appropriate environmental policies; and
(6) the integrity of the internal controls and management information system of the Company.

In carrying out its mandate, the Board relies primarily on management to provide it with regular detailed reports on the operations of the Company and its financial position. The Board reviews and assesses these reports and other information provided to it at meetings of the full Board and its committees.

Mr. Banning is a member of the Board, giving the Board direct access to information on his areas of responsibility. Other management personnel attend Board meetings on request to provide information and answer questions.

The reports and information provided to the Board on a regular basis discuss the Company's operations with respect to the exploration and development of the Soledad Mountain Project and include such matters as the drilling program, permitting process, property acquisitions, staff additions and changes, financing and investor relations activities, expenditures and results of operations and the procedures followed to monitor and manage the risks associated with the Company's operations. At least semi-annually, management reports to the Board on its strategic and business plan, performance relative to that plan and any changes in the plan.

From time to time, members of the Board may be involved with management in developing recommendations to the full Board on particular issues such as acquisitions or financings. Certain areas of the Board's responsibility are delegated to regular or special committees of the Board which report back to the full Board on their considerations.

Composition of the Board

The Guidelines recommend that a board of directors should be constituted with a majority of individuals who qualify as "unrelated directors". An unrelated director is defined as a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. Based on this definition, the Board has determined that five of the Company's six directors qualify as unrelated directors. Mr. Banning, the President and Chief Executive Officer, is a related director. Although Mr. Schramm is a partner in a law firm that provides legal services to the Company, the Board takes the view that Mr. Schramm is an unrelated director, for the purposes of the Guidelines, on the basis that such relationship could not reasonably be perceived to materially interfere with his ability to act with a view to the best interests of the Company. The Board does not have a "significant shareholder" within the meaning of the Guidelines.

The Chairman of the Board, Edward G. Thompson, is not a member of management of the Company.

Committees of the Board

The Board has had two standing committees: the Audit Committee and the Compensation Committee. These committees are comprised entirely of unrelated directors with the exception of the Audit Committee, of which the President and Chief Executive Officer is a member. The Company does not have an Executive Committee.

The Audit Committee reviews and recommends for approval by the Board the Company's annual and six-month interim financial statements and all external financial reporting. It also reviews and follows up on major findings of financial audits to ensure the Company has an effective system of internal controls. The Audit Committee has direct access to the Company's external auditors to discuss and review specific issues as appropriate.

The Compensation Committee has responsibility for matters relating to executive and director compensation and planning for the succession of management of the Company.

The Board as a whole takes responsibility for developing the Company's approach to corporate governance issues, including, among other things, the Company's response to the Guidelines. The Board as a whole assesses and will make any changes necessary to improve Board effectiveness and will consider and, if deemed advisable, establish a formal process of identifying, recruiting, appointing, re-appointing and providing ongoing development for directors.

Decisions Requiring Approval of the Board

Although the Board has delegated responsibility for the day to day management of the Company to the President and Chief Executive Officer, there are certain significant decisions which require the prior approval of the Board. These include decisions with respect to major capital expenditures, the appointment of and compensation for Company officers, the adoption and amendment of incentive plans, share issues and repurchases, financing arrangements and material acquisitions and divestitures. Significant disclosure documents are also subject to Board review and approval.

Recruitment of New Directors and Assessment of Board Performance

The Board recruits new directors as needed from time to time. Any appointment of a new director requires Board approval and is subject, ultimately, to approval by the members of the Company at the next annual general meeting of members of the Company. The Board is responsible for evaluating the effectiveness of the Board and the performance of directors.

Shareholder Feedback and Concerns

Under the direction of the President and Chief Executive Officer, the Company undertakes a comprehensive investor relations program. The scope of the program includes presentations to and meetings with institutional investors, discussions with individual shareholders and the maintenance of an ongoing dialogue with gold industry analysts and other stakeholders. Regular reports with respect to these matters are made to the Board by the President and Chief Executive Officer.

Board's Expectations of Management

The process of setting the Board's expectations of management begins with the development of a strategic plan for the Company. Once the strategic plan has been approved by the Board, it is management's responsibility to successfully implement the plan. Management reviews periodically with the Board its progress to date on the implementation of the strategic plan. On an annual basis, management also prepares an operating and financial plan for the upcoming year against which short term performance is measured. Performance in relation to the annual plan and other short term objectives is reviewed with the Board on a regular basis.

In the Board's opinion, the current corporate governance practices of the Company are adequate and appropriate for a company at its stage of development and are consistent with both the spirit and intent of the Guidelines. The Board will continue to review, and change where necessary, its approach to corporate governance.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

VenturesTrident II, L.P. ("VT II") is a limited partnership that owns 4,758,061 Common Shares, representing approximately 21.4% of the Common Shares outstanding on April 15, 1997. On May 23, 1996, VT II purchased 500,000 special warrants on the same terms and conditions as other purchasers who participated in the Company's offering of 5,500,000 special warrants. All of such special warrants were exercised during the Company's financial year ended December 31, 1996. On such exercise, VT II acquired an aggregate of 500,000 Common Shares and 250,000 warrants, each such warrant entitling its holder to purchase a Common Share at a price of C$2.90 until November 28, 1997.

AVAILABILITY OF DOCUMENTS

The Annual Report of the Company dated December 31, 1996 accompanying this Information Circular contains, among other things, the Company's audited consolidated financial statements for the financial year ended December 31, 1996, the auditor's report on such statements and Management's Discussion and Analysis of Results of Operations. Additional copies of the Annual Report and this Proxy Statement and Information Circular, as well as the most recent interim financial statements subsequent to the Company's annual financial statements, may be obtained upon request from the Vice-President - Administration and Controller, Suite 211-A, Green Flag Building, 104 South Freya, Spokane, Washington, 99202.

The contents and sending of this Proxy Statement and Information Circular have been approved by the board of directors.

BY ORDER OF THE BOARD OF DIRECTORS,

Bernard F. Goodson
Vice-President - Administration and Controller

GOLDEN QUEEN MINING CO. LTD.

PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF GOLDEN QUEEN MINING CO. LTD. ("THE COMPANY") FOR USE AT THE ANNUAL GENERAL MEETING OF MEMBERS OF THE COMPANY TO BE HELD ON JUNE 4, 1997 AND ANY ADJOURNMENT THEREOF.

I, the undersigned, hereby appoint Steven W. Banning or failing him, Bernard
F. Goodson, or instead of either of them, _______________________________, as proxy nominee, with full power of substitution, to attend, vote and act on my behalf in respect of all (or ________________________________) of the common shares of the Company ("Common Shares") registered in my name or designated in a duly executed omnibus proxy, as the case may be, at the Annual General Meeting (the "Meeting") of members of the Company to be held on June 4, 1997 and at any adjournment of that Meeting. I direct that such Common Shares shall be voted, or withheld from voting, as specified below (and, if not so specified, to be voted for the following):


1.  To elect as directors:                   For            Withhold Vote

     Steven W. Banning
     Gordon C. Gutrath
     Jerrold W. Schramm
     Chester Shynkaryk
     Christopher M. T. Thompson
     Edward G. Thompson

                                             For            Withhold Vote

2.  To appoint BDO Dunwoody as auditors:

                                             For            Withhold Vote

3.  To authorize the directors to fix
     the remuneration of the auditors:


Signed this _____ day of _________________________, 1997.


________________________________________________
(Signature of Registered Holder of Common Shares)

________________________________________________
(Print Name)

If this proxy is not dated, it is deemed to bear the date that it was mailed to the member.



THIS IS YOUR PROXY.  PLEASE COMPLETE AND RETURN IN THE ENVELOPE PROVIDED.